UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):                   July 16, 2020

HALLMARK FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 1100, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.18 par value	HALL	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 16, 2020, five of the property/casualty insurance subsidiaries of Hallmark Financial Services, Inc. (the “Registrant”), American Hallmark Insurance Company of Texas, Hallmark Specialty Insurance Company, Hallmark Insurance Company, Hallmark County Mutual Insurance Company and Hallmark National Insurance Company (collectively, the “Hallmark Insurers”), entered into a Loss Portfolio Transfer Reinsurance Contract effective as of January 1, 2020 (the “LPT Contract”) with DARAG Bermuda Ltd. (“DARAG Bermuda”) and DARAG Insurance (Guernsey) Limited (“DARAG Guernsey” and, collectively with DARAG Bermuda, the “Reinsurers”). The LPT Contract is anticipated to close on or before August 31, 2020, subject to regulatory approval and other customary closing conditions.

Pursuant to the LPT Contract, (a) the Hallmark Insurers will cede to the Reinsurers all existing and future claims for losses occurring on or prior to December 31, 2019 on the binding primary commercial automobile liability insurance policies and the brokerage primary commercial automobile liability insurance policies issued by the Hallmark Insurers (the “Subject Business”) up to an aggregate limit of $240.0 million, with (i) the first layer of $151.2 million in reinsurance provided by DARAG Bermuda, (ii) the Hallmark Insurers retaining a loss corridor of the next $24.9 million in losses on the Subject Business, (iii) DARAG Bermuda reinsuring a second layer of $27.8 million above the first layer and the Hallmark Insurers’ loss corridor, and (iv) DARAG Guernsey reinsuring the top layer of $36.1 million in losses on the Subject Business, in each case net of third-party reinsurance and other recoveries; (b) the Hallmark Insurers will continue to manage and retain the benefit of other third-party reinsurance on the Subject Business; (c) the Hallmark Insurers will pay the Reinsurers a reinsurance premium calculated as $172.9 million less net claims paid prior to the closing date on the Subject Business; and (d) at closing, the parties will enter into a Trust Agreement and a Services Agreement, the current forms of which are exhibits to the LPT Contract. Pursuant to the LPT Contract and the Trust Agreement, the Reinsurers will initially deposit into a collateral trust account as security for the Reinsurers’ obligations to the Hallmark Insurers the sum of $179.0 million less losses paid from January 1, 2020 through the closing date, which amount is subject to subsequent adjustment to be not less than 120% of the Hallmark Insurers’ net reserves on the Subject Business less any amounts due from third-party reinsurers. Pursuant to the LPT Contract and the Services Agreement, the Reinsurers will assume responsibility for certain administrative services, including claims handling, for the Subject Business.

The foregoing description of the LPT Contract, including the current forms of the Trust Agreement and the Services Agreement attached thereto, is qualified in its entirety by reference to the LPT Contract filed as an exhibit hereto and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

10.1	Loss Portfolio Transfer Reinsurance Contract signed July 16, 2020 between American Hallmark Insurance Company of Texas, Hallmark Specialty Insurance Company, Hallmark Insurance Company, Hallmark County Mutual Insurance Company and Hallmark National Insurance Company and DARAG Bermuda Ltd. and DARAG Insurance (Guernsey) Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: July 16, 2020	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Financial Officer